UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2014 (June 6, 2014)

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

30 Rio Robles, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At the 2014 Annual Meeting of Stockholders of Immersion Corporation (“Immersion”), stockholders approved the amendment of Immersion’s 2011 Equity Incentive Plan. The full text of Immersion’s 2011 Equity Incentive Plan, as amended, which was filed with the Securities and Exchange Commission on April 22, 2014 as Annex A to Immersion’s Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure in Item 1.01.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On June 6, 2014, Immersion held its 2014 Annual Meeting of Stockholders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. The following proposals were adopted as follows:

1.	The election of one (1) Class III director, Carl Schlachte, to serve for a term of three years and until his successor is elected and qualified, or until his earlier death, resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Carl Schlachte	17,329,805	2,713,206	6,133,804

2.	Ratification of the Appointment of Deloitte & Touche LLP as Immersion’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
23,486,765	470,158	2,219,892	0

3.	Approval, on an advisory basis, of the compensation of Immersion’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
10,792,209	6,235,599	3,015,203	6,133,804

4.	Approval of the amendment of Immersion’s 2011 Equity Incentive Plan:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
15,086,871	4,090,838	865,302	6,133,804

Item 8.01. Other Events.

One June 6, 2014, the term of service for one (1) Class III director, John Fichthorn, expired. On June 6, 2014, the Board of Directors decreased the size of the Board to four.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Immersion has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: June 10, 2014	By:	/s/ AMIE PETERS
	Name:	Amie Peters
	Title:	General Counsel